UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2016

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34856 (Commission File Number)	36-4673192 (I.R.S. Employer Identification No.)

One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas  75240
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with his resignation from The Howard Hughes Corporation (the “Company”), Andrew C. Richardson no longer serves as the Company’s Chief Financial Officer, effective as of October 5, 2016.

The Company’s Board of Directors appointed Grant Herlitz as Interim Chief Financial Officer of the Company, effective as of October 5, 2016.  Mr. Herlitz, age 44, also serves as President of the Company, a position he has held since November 22, 2011.  Information regarding Mr. Herlitz, including his biography and a discussion of his compensation can be found in the Company’s proxy statement filed with the SEC on April 7, 2016, which is incorporated by reference herein.

On October 7, 2016, the Company entered into an employment agreement with David O’Reilly to serve as Chief Financial Officer of the Company.   Mr. O’Reilly’s employment with the Company will commence on October 17, 2016.  Grant Herlitz, the President and Interim Chief Financial Officer of the Company, will continue to serve as Interim Chief Financial Officer until Mr. O’Reilly commences his employment with the Company.

Mr. O’Reilly, age 42, served as Executive Vice President, Chief Investment Officer of Parkway Properties, Inc., an Orlando Florida-based New York Stock Exchange-traded real estate investment trust (NYSE symbol: PKY) focused on ownership of office properties from November 2011 through October 2014 and Chief Financial Officer since August 2012. He served as the Company’s Interim Chief Financial Officer from May 2012 through August 2012. Previously, he served as Executive Vice President of Banyan Street Capital, a real estate investment firm, from August 2011 through October 2011 and as director of Capital Markets for Eola Capital LLC from August 2009 through May 2011. Mr. O’Reilly served in the investment banking industry as Senior Vice President of Barclays Capital Inc. from September 2008 through June 2009 and in a similar capacity for Lehman Brothers from August 2001 through September 2008. During his career, Mr. O’Reilly has been involved in a broad range of financial advisory and merger and acquisition activities, including leveraged buyouts, initial public offerings and single asset and pooled CMBS transactions.

The employment agreement has a term of six years and expires on October 17, 2022, unless earlier terminated.  Under the agreement, Mr. O’Reilly’s annual base salary will be no less than $500,000, and he will be eligible to earn an annual cash bonus of up to 140% of his annual base salary upon the achievement of performance goals that will be established by the Compensation Committee of the Company’s Board of Directors.  In addition, Mr. O’Reilly will be eligible to receive an annual award of up to $1.6 million worth of restricted stock under The Howard Hughes Corporation Amended and Restated 2010 Incentive Plan.

Mr. O’Reilly shall be reimbursed for all actual out-of-pocket commuting, transitory relocation and moving expenses; provided, that the amount of such reimbursement shall not exceed $60,000.00 (less applicable withholdings).

Pursuant to the employment agreement, Mr. O’Reilly has agreed to restrictive covenants, including non-solicitation and non-competition covenants, applicable during the term of his employment with the Company and for certain periods following his termination for any reason.  The non-solicitation covenant shall expire 24 months after Mr. O’Reilly’s termination and the non-competition covenant shall expire 12 months after Mr. O’Reilly’s termination.  In the event Mr. O’Reilly’s employment terminates in connection with a change of control, Mr. O’Reilly may be entitled to severance payments depending on the circumstances.

The Company will enter into an indemnification agreement with Mr. O’Reilly upon his commencement of employment with the Company.  The indemnification agreement will require the Company to indemnify Mr. O’Reilly to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts reasonably incurred by him in any action or proceeding arising out of his service as an executive officer of the Company.  The indemnification agreement will be in the form previously approved by the Company’s Board of Directors for indemnification of directors and certain officers of the Company.

On October 7, 2016, the Company entered into a warrant purchase agreement with Mr. O’Reilly (the “Warrant Agreement”). Pursuant to the Warrant Agreement, Mr. O’Reilly purchased for $1.0 million the right to acquire 50,125 shares of Company common stock (the “Warrant Shares”) at an exercise price of $112.08 per share. The warrant will be fully vested at the time of purchase. The warrant will generally become exercisable on April 6, 2022, except in the event of a Change in Control, termination of Mr. O’Reilly’s employment with the Company without Cause, or the separation of Mr. O’Reilly from the Company for Good Reason (as such capitalized terms are defined in the Warrant Agreement). The warrant will expire on October 2, 2022.  The Company will have the right to repurchase all or a portion of the Warrant Shares, depending on the circumstances, if (a) Mr. O’Reilly’s employment with the Company is terminated for any reason prior to October 2, 2022, or (b) Mr. O’Reilly does not commence employment with the Company on or before October 17, 2016.

The warrant is subject to anti-dilution adjustments in connection with stock splits, tender offers and certain other events, and provides for a right to require that the warrant be assumed by a successor entity or receive the same consideration as stockholders upon certain change of control events.  The warrant was issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing summaries of the employment agreement, the indemnification agreement and the Warrant Agreement with Mr. O’Reilly are qualified in their entirety by reference to the full text of the employment agreement, the indemnification agreement and the Warrant Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated October 17, 2016, between The Howard Hughes Corporation and David O’Reilly

10.2

Form of indemnification agreement for officers and directors of The Howard Hughes Corporation (incorporated by reference from Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2010)

10.3	Warrant Purchase Agreement, dated October 7, 2016, between The Howard Hughes Corporation and David O’Reilly

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

	By:	/s/ Peter F. Riley
Peter F. Riley
Senior Vice President, Secretary and General Counsel

Date: October 11, 2016